Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tower Bancorp, Inc.

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 29, 2009, relating to the consolidated financial statements of Graystone Financial Corp. for the year ended December 31, 2008 and 2007, appearing in the Current Report on Form 8-K/A of Tower Bancorp, Inc. filed with the Securities and Exchange Commission on June 1, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
August 11, 2009